SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

SCHEDULE 14A (RULE 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT No. )

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to § 240.14a-12

W. P. Carey Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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June 13, 2013

Notice of Postponement of the
2013 Annual Meeting of Stockholders

Dear W. P. Carey Inc. Stockholder:

The 2013 Annual Meeting of Stockholders of W. P. Carey Inc. (the “Company”), originally scheduled to be held on Thursday, June 20, 2013, has been postponed and will now be held at The TimesCenter, 242 West 41st Street, New York, NY 10018 on Thursday, July 11, 2013 at 4:00 p.m.  No changes have been made to the record date or the proposals to be brought before the Annual Meeting, which are presented in the Proxy Statement and related materials that the Company filed with the Securities and Exchange Commission on April 30, 2013.

The Company decided to postpone the meeting after it was informed of a processing error made by the firm that distributes the proxy materials to its Stockholders.  As a result of this error, some beneficial Stockholders did not receive all of the proxy materials.  Accordingly, the Company has decided to postpone the Annual Meeting in order to distribute the materials to the affected Stockholders and provide them with sufficient time to consider the proposals to be voted upon at the Annual Meeting.

We sincerely apologize for any inconvenience this problem and resulting delay may cause you and very much appreciate your understanding. If you have any questions regarding any of the foregoing information, please contact our Investor Relations Department at 1-800-WP CAREY.

Most sincerely,

Susan C. Hyde Managing Director and Secretary

Whether or not you attend the Annual Meeting, it is important that your shares be represented and voted at the meeting.  If you have already submitted a proxy or voting instructions and do not wish to change your vote, you do not need to take any further action and your shares will be voted as originally directed by you.  If you have not yet submitted a proxy or voting instructions or if you wish to change your vote, you may vote your shares by using the telephone or through the Internet.  Instructions for using these services are set forth on the proxy card mailed by the Company in connection with the Annual Meeting.  You may also vote your shares by marking your votes on the proxy card mailed by the Company in connection with the Annual Meeting, signing and dating it and mailing it in the business reply envelope provided.  If you attend the Annual Meeting, you may withdraw your previously submitted proxy and vote in person.

Important Notice Regarding Availability of Proxy Materials
For the 2013 Annual Meeting of Stockholders to Be Held on July 11, 2013

This Proxy Statement and the Annual Report to Stockholders
are available at www.proxyvote.com.